UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices)

Registrant’s telephone number, including area code: (323) 672-4566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

Effective April 22, 2026, the board of directors (the “Board”) of Nomadar Corp., a Delaware corporation (the “Company” or “Nomadar”), following the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed José Manuel Calderón as a member of the Board, until the Company’s next annual meeting of stockholders or until Mr. Calderón’s successor is duly elected and qualified. Mr. Calderón was also appointed as a member of each of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board and the Nominating Committee.

Mr. Calderón, age 44, has served as a business executive, investor and strategic advisor following a distinguished international professional basketball career spanning approximately two decades. Mr. Calderón currently serves as a special advisor to the front office and basketball operations of the Cleveland Cavaliers of the National Basketball Association, a role he has held since 2022, where he provides strategic and operational guidance to senior leadership. In addition to his advisory role, Mr. Calderón has served on the board of directors of SOL Strategies Inc. (NASDAQ: STKE), a publicly traded company focused on blockchain infrastructure and investment. Mr. Calderón is also an active entrepreneur and investor. He is a co-founder of multiple ventures, including OWQLO and other sports, technology, and wellness-related businesses, and serves as an owner, president, partner, and brand ambassador across several organizations. His business activities have focused on leveraging technology, data, and sports platforms to drive growth and innovation. Prior to his business career, Mr. Calderón played professional basketball internationally as a member of the Spanish national team, winning three Olympic medals, and in the National Basketball Association, with teams including the Toronto Raptors, Los Angeles Lakers, and New York Knicks.

The Nominating Committee and the Board believe that Mr. Calderon’s significant experience in professional sports and contacts in the industry provides valuable operational, leadership, strategy and management skills to the Board.

There is no arrangement or understanding between Mr. Calderon and any other person pursuant to which Mr. Calderon was selected and appointed by the Board and there is no family relationship between Mr. Calderon and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Mr. Calderon which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Mr. Calderon will receive compensation similar to the other non-employee members of the Board as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on March 31, 2026 (the “Annual Report”), and will execute a standard indemnity agreement with the Company substantially in the form filed as an exhibit to the Annual Report.

Resignation of Director

On April 22, 2026, in connection the appointment of Mr. Calderon, Antonio Lobon resigned as a member of the Board, as the chair of the Audit Committee of the Board, and as a member of each of the Compensation Committee of the Board and the Nominating Committee. The resignation of Mr. Lobon was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board and the Company are deeply grateful for Mr. Lobon’s service, dedication, and contributions to the Company. Javier Sánchez, a member of the Audit Committee, was appointed as Chair of the Audit Committee at the time of Mr. Calderon’s resignation.

Item 7.01. Regulation FD Disclosure.

On April 23, 2026, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1, announcing the appointment of Mr. Calderon to the Board. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 23, 2026
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nomadar Corp.
Date: April 23, 2026
	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras